CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement No. 333-210527 on Form N-14 of our report dated January 28, 2016, relating to the financial statements and financial highlights of Janus Velocity Tail Risk Hedged Large Cap ETF and Janus Velocity Volatility Hedged Large Cap ETF, each a series of ALPS ETF Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended November 30, 2015, and to the references to us under the heading “Service Providers” and in Appendix A in the Proxy Statement/Prospectus, and to the references to us under the headings “Financial Highlights,” “Fund Service Providers,” and “Independent Registered Public Accounting Firm” in the Prospectus dated March 31, 2016, and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated March 31, 2016, which are incorporated by reference and a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 6, 2016